UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Repurchase Agreements with Citibank, N.A.

On October 22, 2015, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Holdings, LLC f/k/a PennyMac Mortgage Investment Trust Holdings I, LLC (“PMH”), entered into amendments to (i) its master repurchase agreement, dated December 9, 2010, by and among Citibank, N.A. (“Citi”), PMC, PMH and PennyMac Loan Services, LLC (“PLS”) (the “NPL Repurchase Agreement”), and (ii) its master repurchase agreement, dated May 24, 2012, by and among Citi, PMC and PLS (the “Loan Repo Facility” and, together with the NPL Repurchase Agreement, the “Repurchase Agreements”).

Pursuant to the terms of the Repurchase Agreements, PMC or PMH, as applicable, may sell, and later repurchase, residential mortgage loans.  The obligations of PMC and PMH are fully guaranteed by the Company, and the mortgage loans are serviced by PLS, an affiliate of the Company, pursuant to the terms of each Repurchase Agreement.

The NPL Repurchase Agreement is used by PMC and PMH to fund distressed mortgage loans.  Under the NPL Repurchase Agreement, the principal amount paid by Citi for each eligible mortgage loan is based on a percentage of the market value of such mortgage loan.  Upon the repurchase, or the sale, securitization or liquidation of such mortgage loan, PMC or PMH, as applicable, is required to repay Citi the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase, sale, securitization or liquidation.

The Loan Repo Facility is used by PMC to fund newly originated mortgage loans that it purchases from correspondent lenders and holds pending sale and/or securitization.  Under the Loan Repo Facility, the principal amount paid by Citi for each eligible mortgage loan is based on a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PMC is required to repay Citi the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase.

Other material terms of the NPL Repurchase Agreement and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on December 15, 2010, and other material terms of the Loan Repo Facility and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on May 30, 2012.

Under the terms of the amendments, the maturity date of each Repurchase Agreement was extended to October 20, 2016, and the maximum aggregate purchase price provided for in each Repurchase Agreement was increased to $1.075 billion, $925 million of which is committed and the available amount of which is reduced under each Repurchase Agreement by the aggregate outstanding purchase price under the other Repurchase Agreement (and as defined therein).

The Repurchase Agreements together require the Company to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $830 million; (ii) a minimum in unrestricted cash and cash equivalents among the Company and its subsidiaries at all times equal to or greater than $40 million; (iii) a ratio of total liabilities to adjusted tangible net worth at all times less than 5:1; and (iv) profitability of at least $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

The Repurchase Agreements together also require PMH and PMC to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $220 million for PMH and  $140 million for PMC; (ii) a minimum in unrestricted cash and cash equivalents between PMH and PMC at all times greater than or equal to $25 million in the aggregate; and (iii) a ratio of total liabilities to adjusted tangible net worth at all times less than 10:1 for each of PMH and PMC.

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The Repurchase Agreements together also require PLS to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $170 million; (ii) a minimum in unrestricted cash and cash equivalents at all times greater than or equal to $20 million; (iii) a ratio of total liabilities to adjusted tangible net worth at all times less than 10:1; and (iv) profitability of at least $1.00 for each fiscal quarter.

The Company, through PMC and PMH, is required to pay Citi a fee for the structuring of the amendments, as well as certain other costs and expenses associated with the ongoing administration of the Repurchase Agreements.  All other terms and conditions of the Repurchase Agreements and the related guaranties remain the same in all material respects.

The foregoing description of the amendment to the NPL Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and the full text of the NPL Repurchase Agreement and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on December 15, 2010, and any amendments to the NPL Repurchase Agreement filed thereafter.

The foregoing description of the amendment to the Loan Repo Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.2, and the full text of the Loan Repo Facility and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on May 30, 2012, and any amendments to the Loan Repo Facility filed thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number Twenty-One to Master Repurchase Agreement, dated as of October 22, 2015, among PennyMac Corp., PennyMac Holdings, LLC and PennyMac Loan Services, LLC and Citibank, N.A.
10.2	Amendment Number Thirteen to Master Repurchase Agreement, dated as of October 22, 2015, among PennyMac Corp., PennyMac Loan Services, LLC and Citibank, N.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: October 28, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number Twenty-One to Master Repurchase Agreement, dated as of October 22, 2015, among PennyMac Corp., PennyMac Holdings, LLC and PennyMac Loan Services, LLC and Citibank, N.A.
10.2	Amendment Number Thirteen to Master Repurchase Agreement, dated as of October 22, 2015, among PennyMac Corp., PennyMac Loan Services, LLC and Citibank, N.A.

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